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                                                                    Exhibit 23.2


                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Genesco Inc. 1996 Stock Incentive Plan of our report dated February 26, 2002, with respect to the consolidated financial statements and schedule of Genesco Inc. included in its Annual Report (Form 10-K) for the year ended February 2, 2002, filed with the Securities and Exchange Commission.


                                          /s/ Ernst & Young LLP


Nashville, Tennessee
April 25, 2003